SEVERANCE AGREEMENT


         THIS SEVERANCE AGREEMENT dated as of October 1, 1998 is between ISOLYSER COMPANY, INC., a Georgia corporation (the "Company"), and TERENCE N. FURNESS, a Georgia resident ("Employee").

                                    RECITALS:

         R-1. The Company and Employee entered into that certain Employment Agreement (the "Employment Agreement") bearing an effective date of January 1, 1998, in accordance with which the Company employed Employee.

         R-2 Employee desires to resign and Company desires to accept the resignation of Employee upon and subject to the terms and conditions of this Severance Agreement.

         NOW, THEREFORE, for good and valuable consideration and intending to be legally bound, the parties agree as follows:

         1. Resignation. Employee hereby resigns as an employee of the Company effective on the date hereof and the Company hereby accepts such resignation. Such resignation is by mutual agreement and not for "Cause" or "Good Reason" as defined in the Employment Agreement.

         2. Severance. Provided Employee is not in breach of Section 9 of the Employment Agreement, the Company shall pay to Employee the following as severance:

         (a) The sum of $300,000 payable over one year in accordance with the customary practice of the Company for payment of its employees but in any event in installments not less frequently than monthly.

         (b) The Company shall pay the cost of medical and dental COBRA coverages (except for any regular contributions of the Employee required of the Employee in the same manner as required by all other managerial employees of the Company) for the continued benefit of the Employee and his dependents for a period terminating on the earlier of (x) 12 months after the date of this Agreement or (y) the commencement date of equivalent benefits from a new employer, provided that Employee's continued participation is possible under the general terms and provisions of such plan.

Except as set forth in this Severance Agreement, Employee acknowledges that he shall be entitled to no further benefits or compensation from the Company. Without limiting the foregoing, Employee acknowledges that no further bonuses shall accrue or become payable from and after the date of this Severance Agreement. Employee shall not be entitled to any consulting fees set forth in
Section 12 of the Employment Agreement until following the latter to occur of the date that the Employee is no longer a director of the Company or October 1, 1999.

         3. Stock Options. That certain (a) Incentive Stock Option Agreement granted by the Company to Employee on January 1, 1998 for the purchase of up to 42,666 shares (all of which shares are vested) and (b) Option for Purchase of Stock of Isolyser Company, Inc. (the "NQSO") granted by the Company to Employee on January 1, 1998 for the purchase of up to 157,334 shares (of which 7,334 shares are vested) shall remain in full force and effect subject to and in accordance with their respective terms allowing for exercising of vested portions only prior to their respective expirations on January 1, 1999. Employee acknowledges that the shares covered by the NQSO have not been registered as provided in Section 17 of the NQSO and such section is modified to provide that such a registration statement shall be filed as soon as reasonably practicable following the date of this Agreement. Employee acknowledges that certain Option for Purchase of Stock of Isolyser Company, Inc. granted by the Company to Employee on January 1, 1998 for the purchase of up to 400,000 shares of the Company's stock is terminated and shall not be exercisable due to the Employee's resignation.

         4. Ratification. Except as affected hereby, the terms and provisions of the Employment Agreement are hereby ratified and confirmed by the Company and Employee, including, without limitation, the protective covenants set forth in
Section 9 of the Employment Agreement, which shall remain in full force and effect.

         5. Miscellaneous. This Severance Agreement may be executed in multiple counterparts, each of which shall be deemed an original. All payments made and benefits provided to Employee under this Severance Agreement shall be net of any tax required to be withheld by the Company under applicable law. This Severance Agreement shall be governed in accordance with the laws of the State of Georgia. This Severance Agreement and all of the terms, provisions and conditions hereof shall be binding upon and/or inure to the benefit of and be enforceable by the successors, heirs and personal representatives of Employee and the Company; provided, that the severance payments shall no longer be payable after Employee's death. Nothing contained herein shall restrict, alter or amend that certain Indemnity Agreement effective as of January 1, 1998, between the Company and Employee.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first above written.

                                       ISOLYSER COMPANY, INC.


                                       By:___________________________________
                                       Its:__________________________________



                                       /s/ Terence N. Furness
                                       --------------------------------------
                                       Terence N. Furness


753354v2